Exhibit 1.2

LINCOLN NATIONAL CORPORATION

Underwriting Agreement

$250,000,000 Floating Rate Senior Notes due 2010

March 8, 2007

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As representatives of the Underwriters named in Schedule I hereto

c/o Citigroup Global Markets, Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Lincoln National Corporation, an Indiana corporation (the “Company”), proposes to issue and sell to the firms named in Schedule I hereto (the “Underwriters” with respect to the securities specified herein), for whom you are acting as representatives (the “Representatives”), the principal amount of its securities or aggregate number of shares identified in Schedule II hereto (the “Securities”), to be issued under the indenture specified in Schedule II hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), an “automatic shelf registration statement” as defined under Rule 405 under the Act on Form S-3 (file number 333-132416), relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. Such registration statement, including the exhibits thereto and the other information and documents deemed pursuant to Rule 430B under the Act to be part thereof as amended to (and including) the date of this Agreement, but excluding any Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is hereinafter referred to as the “Registration Statement”. The term “Basic Prospectus” means the prospectus, dated March 14, 2006, included in the Registration Statement. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements to the Basic Prospectus relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. The term “Prospectus” means the Basic Prospectus, as supplemented by the prospectus supplement including pricing information specifically relating to the Securities in the form filed pursuant to Rule 424(b) under the Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) and the term “preliminary prospectus” means any preliminary form of the Prospectus including the “subject to completion” legend required by Item 501(b)(10) under Regulation S-K under the Act which has heretofore been filed pursuant to Rule 424 under the Act. The term “Time of Sale Prospectus” means the Basic Prospectus, as supplemented by the preliminary prospectus last filed before the Applicable Time (as defined below) pursuant to Rule 424 under the Act relating specifically to the Securities, as of 4:50 P.M. on March 8, 2007 (the “Applicable Time”), together with the free writing prospectuses, if any, identified in Schedule III hereto, and the term “free writing prospectus” has the meaning set forth in Rule 405 under the Act. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus shall be deemed to refer to and include the filing of any free writing prospectus and the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are deemed to be incorporated therein by reference.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) The Company meets the requirements for use of an “automatic shelf registration statement” as defined under Rule 405 under the Act, on Form S-3, and has filed with the Commission the Registration Statement, which has become effective. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule.

(b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof and as of the Closing Date (as defined in Section 3) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply, and the Indenture will comply, in all material respects with the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Exchange Act and the applicable rules and regulations thereunder, (v) each free writing prospectus filed by the Company, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, as they exist as of the time of filing of such free writing prospectus, (vi) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering and at the Closing Date, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) the Prospectus, as of its date and as of the Closing Date, does not and will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus as of its date and the Closing Date based upon information relating to any Underwriter or any underwriting arrangements furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement fairly present the financial condition and results of operations of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified; neither the Company nor any of its consolidated subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus or Time of Sale Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and Time of Sale Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Basic Prospectus, there has not been any material change in the capital stock (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), earnings, business or properties of the Company and its consolidated subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus and Time of Sale Prospectus.

(d) At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act.

(e) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(f) The Company has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Basic Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be qualified in any such jurisdiction; and each subsidiary of the Company organized under the laws of the United States representing 10% or more of the consolidated earnings before income taxes and extraordinary items or consolidated total assets of the Company (each such subsidiary as set forth in Schedule IV hereto, a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation except where the failure to be so qualified would not have a material adverse effect on the Company and the subsidiaries taken as a whole.

(g) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(h) The Securities have been duly authorized, and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered (and, in the case of Securities representing capital stock of the Company, will be fully paid and nonassessable) and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; such Indenture has been duly qualified under the Trust Indenture Act and, at the Closing Date (as hereinafter defined) for any Securities, such Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

(i) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position of the Company and its subsidiaries, taken as a whole or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, nor will such action result in any violation of the provisions of (i) the articles of incorporation or bylaws of the Company or any Significant Subsidiary or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any subsidiary or any of its respective properties, except, in the case of (ii) above, for such violations that would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position of the Company and its subsidiaries taken as a whole or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Securities, this Agreement and the Indenture, except such as have been, or will have been prior to the time of delivery, obtained under the Act and in the case of Securities to be issued under an Indenture, the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(j) Other than as set forth in the Prospectus and the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate be reasonably likely to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(k) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that singly or in the aggregate, would be reasonably likely to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as a whole.

(l) To the best of the Company’s knowledge and belief, the Company has complied in all material respects with, and the conduct of its business and the conduct of business by its subsidiaries does not violate in any material respect, any statute, law, regulation, rule, order or directive of any federal, state or local governmental authority applicable to the Company and its subsidiaries.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule II hereto the principal amount or number of shares of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Securities to be purchased by each Underwriter hereunder, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter at the office of Sullivan & Cromwell LLP, on the date and at the time specified in Schedule II hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the

Underwriters for the respective accounts of the several Underwriters against payment by the several Representatives of the purchase price thereof in Federal (same day) funds by official bank check or checks to or upon the order of the Company or by wire transfer to an account specified by the Company, checks payable in New York Clearing House (next day) funds or as otherwise set forth in Schedule II.

The Company agrees to have the Securities available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

4. Agreements.

(A) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement, the Basic Prospectus or the Time of Sale Prospectus and will not provide additional information to the Commission relating to the Registration Statement, the Basic Prospectus or the Time of Sale Prospectus unless the Company has furnished you a copy for your review and provided you with a reasonable opportunity to comment on such proposed amendment, supplement, or information prior to filing or submitting the same and will not file any such proposed amendment or supplement and will not submit such additional information to which you reasonably object. The Company will promptly advise the Underwriters and will promptly confirm such advice in writing (i) when the Prospectus shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Securities shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for such purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) As soon as practicable but in any event not later than eighteen months after the deemed effective date of the Registration Statement (as defined in Rule 158(c) under the Act), the Company will make generally available to its securityholders and to the Underwriters a consolidated earnings statement or statements of the Company and its subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder (including at the option of the Company Rule 158 under the Act).

(c) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to each of the Underwriters during the period mentioned in Section 4(A)(e) or 4(A)(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(d) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with law.

(e) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the

Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(f) The Company will promptly from time to time arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(g) Until the business day following the Closing Date, the Company will not, without the consent of the Underwriters, offer, sell or contract to sell, or announce the offering of, any debt securities (other than the March 8, 2007 offering by Lincoln National Corporation of $500,000,000 of 6.05 % Capital Securities due 2067, the “Capital Securities”) covered by the Registration Statement or any other registration statement filed under the Act.

(h) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Survey, any Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities and Blue Sky laws as provided in Section 4(A)(e) hereof, including any reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of any Trustee, Paying Agent, or Transfer Agent and counsel for any such Trustee, Paying Agent or Transfer Agent in connection with the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(i) The Company will prepare the Prospectus as amended and supplemented in relation to the applicable Securities in a form approved by the Representatives and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such other time as may be required by Rule 424(b) and file promptly and simultaneously provide each Underwriter with a copy of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery (or in lieu thereof the notice referred to in Rule 173(a) under the Act) of a prospectus is required in connection with the offering or sale of such Securities. The Company will prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives and file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule, and will file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

(j) During a period of five years from the date of the Basic Prospectus and, provided the following are not available on the Commission’s EDGAR database, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to each Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with any national securities exchange on which the Securities or any class of securities of the Company is listed or, if requested by the Representatives, the Commission; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (provided such financial statements and reports are otherwise furnished to its stockholders generally or to the Commission).

(k) The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the rules or regulations thereunder within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the time of each sale of the Securities to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(l) During the period beginning on the date hereof and continuing for a period of 30 days from the date hereof, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) the Capital Securities (iii) commercial paper issued in the ordinary course of business, or (iv) securities or warrants permitted with the prior written consent of the Representatives).

(B) Each Underwriter severally and the Company agree with each other as follows:

(a) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and the Representatives that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus as defined in Rule 433 (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in any final term sheet prepared and filed pursuant to Section 4(A)(i) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses, if any, included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the Time of Sale Prospectus, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date with respect to such Securities (including the filing of any document incorporated by reference therein) and as of the Closing Date with respect to such Securities, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened; all requests by the Commission for additional information shall have been complied with to the satisfaction of the Representatives; and the Prospectus with respect to such Securities shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) not later than the Commission’s close of business on the second day following the execution and delivery of this Agreement or, if applicable, such other time as may be required by Rule 424(b).

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall notice have been given of any intended or potential downgrading or other review in the rating accorded any securities of, or guaranteed by, the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act.

(c) The Company shall have furnished to the Underwriters the opinion of Dennis L. Schoff, Senior Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

(i) The Company and each Significant Subsidiary of the Company has been duly incorporated and is a duly existing corporation under the laws of its respective state of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and neither the Company nor any such subsidiary is required to be qualified to do business as a foreign corporation in any other jurisdiction in which failure to so qualify would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole;

(ii) At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(iii) The Securities have been duly authorized, executed, authenticated, issued and delivered; the Securities constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture; and the Securities conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus;

(iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

(v) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which, to the knowledge of such counsel, the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the property or assets of the Company or any such subsidiary is subject, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position of the Company and its subsidiaries taken as a whole or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, nor will such action result in any violation of the provisions of (i) the articles of incorporation or bylaws of the Company or any Significant Subsidiary or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any subsidiary or any of its respective properties, except, in the case of (ii) above, for such violations that would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position of the Company and its subsidiaries taken as a whole or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture;

(vi) The descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus of legal and governmental proceedings and contracts and other documents and the descriptions of statutes in the section captioned “Regulatory” (or similar) caption in item 1 of the Company’s most recently filed Form 10-K are accurate in all material respects and fairly present the information required to be shown; no legal or governmental proceedings are required to be described in the Time of Sale Prospectus and the Prospectus which are not described as required or any contracts or documents of a character required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus;

(vii) This Agreement has been duly authorized, executed and delivered by the Company; and

(viii) Except as described in the Time of Sale Prospectus and the Prospectus, there is no action, suit or proceeding pending, nor to the best of such counsel’s knowledge, is there any action, suit or proceeding threatened, which might reasonably be expected to result in a material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement.

In rendering such opinion, such counsel shall also state that although such counsel has not undertaken to determine independently, does not express an opinion as to, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and has made no independent check or verification thereof (except for those referred to in the opinion in subsection (vi) of this Section 5(c)), no facts have come to such counsel’s attention that have caused such counsel to believe that (i) each part of the Registration Statement, when such part became effective, or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements and the financial data and related schedules incorporated by reference or included therein or excluded therefrom, and the exhibits to the Registration Statement including the Form T-1, as to which such counsel expresses no opinion or belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated

therein or necessary in order to make the statements therein not misleading, (ii) as of the Applicable Time, the Time of Sale Prospectus (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom, or the exhibits to the Registration Statement, including the Form T-1, as to which such counsel expresses no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of its date and the Closing Date, the Prospectus as then amended or supplemented or as amended or supplemented by any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom, and the exhibits to the Registration Statement including the Form T-1, as to which such counsel expresses no opinion or belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Solely for purposes of rendering the opinion referred to in (iii) above, Dennis L. Schoff, General Counsel of the Company may rely, as to matters of New York law, on the opinion of Blank Rome LLP referred to below.

(d) The Underwriters shall have received an opinion, dated the Closing Date, of Blank Rome LLP, counsel for the Company, to the effect that:

(i) The Securities constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture; and the Securities conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus;

(ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

(iii) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a violation of any of the provisions of the Act, the Exchange Act, the Trust Indenture Act or the rules and regulations issued pursuant to such acts;

(iv) This Agreement has been duly authorized, executed and delivered by the Company;

(v) The statements in the Time of Sale Prospectus and the Prospectus under “Description of the Capital Securities”, insofar as they purport to constitute a summary of the terms of the Securities, fairly summarize such provisions in all material respects;

(vi) The Company is not an “investment company” or an entity controlled by an “investment company” required to be registered under the Investment Company Act of 1940, as amended; and

(vii) The Registration Statement has become effective under the Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any notice objecting to its use, has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement, the Time of Sale Prospectus and the Prospectus, as amended or supplemented and any further amendments thereto made by the Company prior to the Closing Date (in each case other than the financial statements, financial data and related schedules incorporated by reference or included therein or excluded therefrom, and the exhibits to the Registration Statement including the Form T-1, as to which such counsel expresses no opinion or belief), appear on their face to be appropriate responsive in all material respects to the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder.

In rendering such opinion, such counsel shall also state that although such counsel has not undertaken to determine independently, does not express an opinion as to, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and have made no independent check or verification thereof (except in connection with the rendering of the legal opinions set forth in this Section 5(d) of this Agreement), no facts have come to such counsel’s attention that have caused such counsel to believe that (i) each part of the Registration Statement, when such part became effective, or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements and the financial data and related schedules incorporated by reference or included therein or excluded therefrom, and the exhibits to the Registration Statement including the Form T-1, as to which such counsel expresses no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) as of the Applicable Time, the Time of Sale Prospectus (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom, or the exhibits to the Registration Statement, including the Form T-1, as to which such counsel expresses no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) as of its date and the Closing Date, the Prospectus as amended or supplemented or as amended or supplemented by any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom, and the exhibits to the Registration Statement including the Form T-1, as to which such counsel expresses no opinion or belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Underwriters shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer or a Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Prospectus, the Prospectus, and this Agreement and that to the best of their knowledge after reasonable investigation:

(i) The representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its consolidated subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its consolidated subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Time of Sale Prospectus and the Prospectus.

(g) At the time this Agreement is executed and at the Closing Date, Ernst & Young LLP, as independent accountants for the Company, shall have furnished to the Underwriters a letter or letters (which may refer to letters previously delivered to one or more of the Underwriters), dated such date, in substantially the form attached hereto as Annex I.

(h) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus or (ii) any material change or decrease in those items specified in the letter or letters referred to in paragraph (g) of this Section 5 the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

6. Reimbursement of Underwriters Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Underwriter or the underwriting arrangements furnished to the Company by such Underwriter specifically for use in the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter or the underwriting arrangements furnished to the Company by such Underwriter or by any of the Representatives specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under Section 7(a) or Section 7(b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or Section 7(b), notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 7(a) or Section 7(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so as to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in each applicable jurisdiction), approved by the Underwriters in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof)

referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters for Securities in this subsection (d) to contribute are several in proportion to their respective obligations with respect to such Securities and not joint.

8. Default by an Underwriter. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under the Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company’s common stock or any preferred stock or preferred securities shall have been suspended or materially limited by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in markets in the United States or any calamity or crisis that, in the judgment of the Representatives, makes it impracticable or inadvisable to market the Securities in the manner contemplated.

10. Representations and Indemnities to Survive. The respective agreement, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered, telecopied or telegraphed and confirmed to them, at the address specified in Schedule II hereto; or, if sent to the Company, will be mailed, delivered, telecopied or telegraphed to and confirmed with it at Lincoln National Corporation, 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102, telecopy number (215) 448-1400, attention of the Legal Department.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the

Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

Very truly yours,

Lincoln National Corporation

By:	/s/ Duane L. Bernt
Name:	Duane L. Bernt
Title:	Vice President and Treasurer

Accepted as of the date hereof:

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the Underwriters Named in Schedule I hereto

By:	Citigroup Global Markets Inc.

On behalf of each of the Underwriters Named in Schedule I hereto

By:	/s/ Chandru Harjani
Name:	Chandru Harjani
Title:	Vice President

SCHEDULE I

Underwriter	Principal Amount of Floating Rate Senior Notes due 2010 To Be Purchased
Citigroup Global Markets Inc.	125,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	125,000,000

Total	$250,000,000

SCHEDULE II

Filed Pursuant to Rule 433

Registration No. 333-132416

March 8, 2007

LINCOLN NATIONAL CORPORATION

$250,000,000 FLOATING RATE SENIOR NOTES DUE MARCH 12, 2010

Issuer:	Lincoln National Corporation (“LNC”)

Title of Securities:	Floating Rate Senior Notes due March 12, 2010 (the “Floating Rate Notes”)

Note Type:	Senior unsecured

Format:	SEC Registered

Trade Date:	March 8, 2007

Settlement Date (T+3):	March 13, 2007

Maturity Date:	March 12, 2010

Aggregate Principal Amount Offered:	$250,000,000

Price to Public (Issue Price):	100.00% plus accrued interest, if any, from March 13, 2007

Price to LNC:	99.90%

Pricing Benchmark:	3-month LIBOR

Spread to Benchmark:	LIBOR plus 8 basis points

Interest Rate:	3-month LIBOR plus 8 basis points

Interest Payment Dates:	Quarterly on each March 12, June 12, September 12 and December 12, commencing on June 12, 2007

Optional Redemption:	None

Ratings*:	Moody’s: A3 (stable); S&P: A+ (stable); Fitch: A (stable); AM Best: a (stable)

Minimum Denomination:	$2,000

Joint Bookrunning Managers:	Citigroup; Merrill Lynch & Co.

*	An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The ratings of the Floating Rate Notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (i) Citigroup toll-free 1-877-858-5407 or (ii) Merrill Lynch & Co. toll-free 1-866-500-5408.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE III

Free Writing Prospectuses

1. Final Term Sheet dated March 8, 2007

SCHEDULE IV

Significant Subsidiaries

1. The Lincoln National Life Company

2. Jefferson-Pilot Life Insurance Company

3. Jefferson Pilot Financial Insurance Company